UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed November 22, 2010 and incorporated herein by reference, Insteel Industries, Inc., through its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel”), consummated the acquisition of certain assets of Ivy Steel & Wire, Inc. (“Ivy”), and in connection with such acquisition, provided a secured promissory note to Ivy (the “Ivy Note”) in the original principal amount of $13.5 million. On December 12, 2011, Insteel prepaid in full the remaining balance outstanding on the Ivy Note (approximately $12.8 million) by making a payment of approximately $12.4 million to Ivy, which represented a discount of approximately $425,000 to Insteel.

As previously reported in a Current Report on Form 8-K filed June 4, 2010 and incorporated herein by reference, Insteel is party to a Second Amended and Restated Credit Agreement, dated as of June 2, 2010 (the “Credit Agreement”), which provides up to $75.0 million of financing on a secured revolving credit facility. Insteel funded the prepayment of the Ivy Note through borrowings on the revolving credit facility. Amounts outstanding under the Credit Agreement are payable at maturity on June 2, 2015. As of December 12, 2011, there were $17.9 million of borrowings outstanding on the revolving credit facility.

The above summary is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.4 to Insteel’s Quarterly Report on Form 10-Q filed April 26, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: December 15, 2011	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer